Exhibit 99.1

Fleetwood Enterprises Renews and Increases Credit Facility
New $150 Million Revolver Provides More Flexibility

RIVERSIDE, Calif., May 17 /PRNewswire-FirstCall/ – Fleetwood Enterprises, Inc. (NYSE: FLE - News), the nation’s leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, announced today that it has renewed its senior credit facility, which was previously scheduled to expire in July of this year, for an additional three years. The amount of the facility was increased by $20 million to $150 million, and provides an additional $30 million in borrowing availability through improved deal terms. The revolver was underwritten by Bank of America as Administrative Agent, and will be syndicated now that the facility has closed.

“We’re pleased that our bank group recognizes the considerable progress Fleetwood has made over the past year, resulting in improved pricing and borrowing availability and better covenant flexibility in this new agreement,” said Boyd Plowman, executive vice president and chief financial officer. “Our relationship with Bank of America has been very positive, as evidenced by this early extension of our agreement, which affords us improved terms and enhanced liquidity to support projected growth in our businesses over the term of the line.”

The proceeds available under the facility will be used to support letters of credit and will be available as needed for other general corporate purposes. The facility is secured by substantially all of the Company’s assets, except certain real estate, finance receivables and inventories and the cash value of Company-owned life insurance.

About Fleetwood

Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer high value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company’s Website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood’s management as well as assumptions made by, and information currently available to, Fleetwood’s management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood’s Form 10-K and other SEC filings. These risk factors include, without limitation: the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; continued acceptance of the Company’s products; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company’s assets and liabilities; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; availability and pricing of raw materials; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact Lyle Larkin, Vice President, Treasurer, +1-909-351-3535, or Kathy A. Munson, Director-Investor Relations, +1-909-351-3650, both of Fleetwood Enterprises, Inc.